SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2011

HKN, INC.

(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code:  (817) 424-2424

Former Name or Former Address, if Changed Since Last Report:  (Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 11, 2011, Anna M. Williams, the Senior Vice President and Chief Financial Officer for HKN, Inc. (“HKN”), resigned from her position with the Company to pursue other opportunities.  Ms. Williams did not resign as a result of any disagreement with management or the Board of Directors of HKN.

Effective February 11, 2011, Sarah B. Gasch has been named Vice President of Finance and Chief Financial Officer at HKN.  Ms. Gasch has served in various capacities within HKN’s finance group since joining HKN in 2006.  Prior to joining HKN, Ms. Gasch served as Vice President and Chief Accounting Officer of GreenHunter Energy, Inc. and held various positions within the finance group at Magnum Hunter Resources, Inc.  Ms. Gasch is 35 years old.  There are no family relationships between Ms. Gasch and any director or other executive officer of HKN and she has not been appointed as an officer pursuant to any arrangement or understanding with any person. Ms. Gasch has not engaged in any transaction with HKN that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HKN, INC.
(Registrant)

Date:	February 11, 2011	By:	/s/ SARAH B. GASCH
Sarah B. Gasch
Vice President and Chief Financial
Officer

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